EXHIBIT 10.14

First Amendment to the

LOAN OUT SERVICE AGREEMENT

WHEREAS, Panavision Inc. (the ‘‘Company’’) entered into a Loan Out Service Agreement (the ‘‘Service Agreement’’) with Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman LLP, (now known as Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie, Stiffelman & Cook LLP and referred to herein as ‘‘ZBBFG-LS&C’’) with reference to the utilization of the services provided by Kenneth Ziffren, Esq. (‘‘Executive’’), dated March 26, 2003.

WHEREAS, the Company and ZBBFG-LS&C now desire to amend the Service Agreement on the terms and conditions described herein (the ‘‘Amendment’’);

NOW, THEREFORE, the Company and ZBBFG-LS&C hereby agree to amend the Service Agreement, as follows:

1. The Term of the Service Agreement shall be extended for a further period of three years (unless terminated sooner as provided in the Service Agreement) commencing on March 25th 2006 and ending on March 25th 2009.

2. Section 2 shall be amended such that the references to the ‘‘Executive Committee’’ in Section 2 shall be replaced by references to the ‘‘Board of Directors’’.

3. Section 3.3 shall be amended and restated as follows:

‘‘3.3	Corporate Performance Payment. In addition to the amounts to be paid to the Executive pursuant to Sections 3.1 and 3.2, the Executive shall be entitled to receive a payment (the ‘‘Corporate Performance Payment’’) at the time and in an amount determined pursuant to this Section 3.3. The Corporate Performance Payment shall be made to the Executive within fifteen (15) days following issuance of audited financial statements of the Company for the Fiscal Year ending December 31, 2008 (such Fiscal Year, the ‘‘CP Fiscal Year’’) and consistent with past practice and in any event, not later than April 30th of the following year. The Corporate Performance Payment shall be in an amount equal to one percent (1%), (the ‘‘CPP Percentage’’) (subject to adjustments described below) of:

(i)    EBITDA (without any deduction for the Corporate Performance Payment to Executive or similar corporate performance payments to other persons) (‘‘EBITDA’’) for the CP Fiscal Year multiplied by 8.0,

(ii)    less the sum of (A) $520 million and (B) any contributions to the capital of the Company on or after January 1, 2006, and

(iii)    (A) less if an increase or (B) plus if a decrease, the change in debt (reduced by any unrestricted cash) of the Company and its consolidated subsidiaries outstanding between January 1, 2006 and the last day of the CP Fiscal Year.

Notwithstanding the above, in the event of a material acquisition, the method for calculating the Corporate Performance Payment pursuant to (i), (ii), and (iii) above, shall be adjusted for the effect of such material acquisition;’’

4. Section 4.2(a) shall be amended such that the reference to ‘‘Equity Participation Payment’’ in Section 4.2(a) shall be replaced by a reference to ‘‘Corporate Performance Payment’’.

5. All provisions of the Service Agreement shall remain in full force and effect except to the extent specifically described in this Amendment. To the extent of any inconsistency between the terms of this Amendment and the Service Agreement, the terms of this Amendment shall prevail.

6. General.

6.1 This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed entirely in California.

6.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

6.3 The Service Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in the Service Agreement, as amended by this Amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

6.4 This Amendment may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Amendment, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Amendment.

6.5 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Service Agreement as of March 30, 2006.

PANAVISION INC.
By: /s/ Howard Gittis
Howard Gittis
Vice Chairman
ZIFFREN, BRITTENHAM, BRANCA, FISCHER,
GILBERT-LURIE, STIFFELMAN & COOKLLP
By: /s/ Kenneth Ziffren
Kenneth Ziffren, its Partner
KENNETH ZIFFREN
/s/ Kenneth Ziffren